UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 10, 2017

Date of Report

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

207 Goode Avenue Glendale, California	91203

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                               On July 10, 2017, the Board of Directors (the “Board”) of Avery Dennison Corporation (the “Company”) elected Gregory S. Lovins as the Company’s Senior Vice President and Chief Financial Officer, effective July 11, 2017.  Mr. Lovins, 45, has served as the Company’s Vice President and Interim Chief Financial Officer since March 20, 2017 and as Treasurer since August 2016.  He previously served as Vice President, Global Finance, Materials Group (now Label and Graphic Materials), from January 2011 to August 2016.  Prior to 2011, Mr. Lovins held several other leadership roles in positions of increasing responsibility across the Company.

In connection with his election as Senior Vice President and Chief Financial Officer, the Compensation and Executive Personnel Committee of the Board (the “Committee”) determined the following compensation package for Mr. Lovins:  (i) an annual base salary of $550,000; (ii) a target Annual Incentive Plan (“AIP”) opportunity of 60% of base salary, provided, however, that Mr. Lovins’ AIP award for 2017 shall be prorated to reflect his previous target AIP opportunity of 40% of base salary for the first six months of the year and his new target AIP opportunity of 60% of base salary for the second six months of the year; and (iii) a target long-term incentive (“LTI”) opportunity of 180% of base salary, beginning with the LTI award scheduled to be granted in February 2018.  In addition, the Committee approved a special promotion grant on September 1, 2017 of restricted stock units with a grant date fair value of approximately $550,000, which will vest in equal installments on the first, second, third and fourth anniversaries of the grant date, subject to his continued employment with the Company through each such anniversary.  Effective July 11, 2017, Mr. Lovins’ annual executive benefit allowance will increase from $40,000 to $65,000.  He will also become eligible to receive reimbursement of up to $15,000 per year for financial counseling and tax preparation services.  So that he may move from Ohio to Southern California, Mr. Lovins will be entitled to the taxable relocation assistance benefits provided under the Company’s executive relocation policy; provided, however, that if Mr. Lovins leaves the Company within 12 or 24 months of his relocation date, he will be required to repay the Company 100% or 50%, respectively, of these relocation benefits.  If Mr. Lovins elects not to utilize these relocation benefits, the Company will pay him a one-time lump-sum payment of $100,000, less applicable taxes, as compensation for the expenses associated with travelling from his home to the Company’s headquarters; provided, however, that if Mr. Lovins utilizes the Company’s relocation assistance services in the future, this lump-sum amount will be deducted from the benefits provided at that time.  Mr. Lovins will also become eligible to participate in the Company’s key employee change of control severance plan and will continue to be eligible to participate in the Company’s pension, savings, deferred compensation and executive severance plans, in each case as described in the Company’s 2017 Proxy Statement filed with the Securities and Exchange Commission on March 10, 2017.   Effective July 11, 2017, Mr. Lovins will no longer receive the temporary housing allowance of up to $4,500 per month he received in his role as Vice President and Interim Chief Financial Officer.

A copy of the press release announcing the election of Mr. Lovins is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1                    Press Release, dated July 11, 2017, announcing the election of Gregory S. Lovins as Senior Vice President and Chief Financial Officer of Avery Dennison Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: July 11, 2017
	By:	/s/ Mitchell R. Butier
Name: Mitchell R. Butier
Title: President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 11, 2017, announcing the election of Gregory S. Lovins as Senior Vice President and Chief Financial Officer of Avery Dennison Corporation.